Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bioceres Crop Solutions Corp. of our report dated September 30, 2022 relating to the consolidated financial statements, which appears in Bioceres Crop Solutions Corp.'s Annual Report on Form 20-F for the year ended June 30, 2022.

/s/ Price Waterhouse & Co. S.R.L.

/s/ GUILLERMO MIGUEL BOSIO

Guillermo Miguel Bosio

Partner

Rosario, Argentina

November 1st, 2022